UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2005

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

(503) 224-9900
(Registrant’s Telephone Number, Including Area Code:)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on October 6, 2005 by Schnitzer Steel Industries, Inc. (the “Company”) to include the historical financial statements of the businesses acquired by the Company as a result of the separation and termination of the Company’s joint venture relationships with Hugo Neu Corporation, and the related pro forma financial information of the Company in accordance with Item 9.01 of Form 8-K.

Item 9.01.     Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Set forth below are the financial statements appearing in this report:

PROLERIZED NEW ENGLAND COMPANY AND SUBSIDIARIES

Report of Independent Auditors

Consolidated Balance Sheet as of August 31, 2005

Consolidated Statement of Operations for the Year Ended August 31, 2005

Consolidated Statement of Changes in Partners’ Capital for the Year Ended August 31, 2005

Consolidated Statement of Cash Flows for the Year Ended August 31, 2005

Notes to Consolidated Financial Statements

HUGO NEU SCHNITZER GLOBAL TRADE—BALTIC OPERATIONS

Report of Independent Auditors

Statement of Financial Position as of August 31, 2005

Statement of Operations for the Year Ended August 31, 2005

Statement of Changes in Divisional Capital for the Year Ended August 31, 2005

Statement of Cash Flows for the Year Ended August 31, 2005

Notes to Financial Statements

2

THS RECYCLING LLC

dba HAWAII METAL RECYCLING COMPANY

Independent Auditor’s Report

Balance Sheet as of September 30, 2005

Income Statement for the Nine Months Ended September 30, 2005

Statement of Member’s Equity for the Nine Months Ended September 30, 2005

Statement of Cash Flows for the Nine Months Ended September 30, 2005

Notes to Financial Statements

Independent Auditor’s Report

Balance Sheet as of December 31, 2004

Income Statement for the Year Ended December 31, 2004

Statement of Member’s Equity for the Year Ended December 31, 2004

Statement of Cash Flows for the Year Ended December 31, 2004

Notes to Financial Statements

(b)	Pro Forma Financial Information

Set forth below is the pro forma financial information appearing in this report:

SCHNITZER STEEL INDUSTRIES, INC.

Unaudited Pro Forma Combined Financial Statements - Introductory Paragraph

Unaudited Pro Forma Combined Balance Sheets as of August 31, 2005

Unaudited Pro Forma Combined Statements of Income for the Year Ended August 31, 2005

Notes to the Unaudited Pro Forma Combined Financial Statements

3

(c)	Exhibits

The following documents are included as exhibits to this report:

2.1
Master Agreement dated as of June 8, 2005 by and among Hugo Neu Co., LLC, HNE Recycling LLC, HNW Recycling LLC, and Joint Venture Operations, Inc. and for certain limited purposes Hugo Neu Corporation and Schnitzer Steel Industries, Inc. (incorporated by reference to Exhibit 10.1 of Schnitzer Steel Industries, Inc.’s Current Report on Form 8-K filed on June 9, 2005).

23.1	Consent of Independent Accountants relating to the audited financial statements of Prolerized New England Company and Subsidiaries as of and for the year ended August 31, 2005.

23.2	Consent of Independent Accountants relating to the audited financial statements of Hugo Neu Schnitzer Global Trade - Baltic Operations as of and for the year ended August 31, 2005.

23.3	Consent of Independent Public Accounting Firm relating to the audited financial statements of THS Recycling LLC, dba Hawaii Metal Recycling Company as of and for the nine months ended September 30, 2005 and as of and for the year ended December 31, 2004.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC.
(Registrant)

Dated: July 10, 2006	By:	/s/ Gregory J. Witherspoon
Name: Gregory J. Witherspoon
Title: Chief Financial Officer

5

Exhibit Index

Exhibit No.	Description

2.1
Master Agreement dated as of June 8, 2005 by and among Hugo Neu Co., LLC, HNE Recycling LLC, HNW Recycling LLC, and Joint Venture Operations, Inc. and for certain limited purposes Hugo Neu Corporation and Schnitzer Steel Industries, Inc. (incorporated by reference to Exhibit 10.1 of Schnitzer Steel Industries, Inc.’s Current Report on Form 8-K filed on June 9, 2005).

23.1	Consent of Independent Accountants relating to the audited financial statements of Prolerized New England Company and Subsidiaries as of and for the year ended August 31, 2005.

23.2	Consent of Independent Accountants relating to the audited financial statements of Hugo Neu Schnitzer Global Trade - Baltic Operations as of and for the year ended August 31, 2005.

23.3	Consent of Independent Public Accounting Firm relating to the audited financial statements of THS Recycling LLC, dba Hawaii Metal Recycling Company as of and for the nine months ended September 30, 2005 and as of and for the year ended December 31, 2004.

6

Prolerized New England
Company and Subsidiaries
Consolidated Financial Statements
August 31, 2005

Prolerized New England Company and Subsidiaries
Index
August 31, 2005

Report of Independent Auditors

To the Joint Venture Partners of
Prolerized New England Company and Subsidiaries:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, changes in partners’ capital and cash flow present fairly, in all material respects, the financial position of Prolerized New England Company and Subsidiaries as of August 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York

March 31, 2006

1

Prolerized New England Company and Subsidiaries
Consolidated Balance Sheet
August 31, 2005 (in thousands)

Assets:
Current assets:
Cash and cash equivalents	$194
Accounts receivable:
Trade	2,939
Related party (Note 6)	40,882
Inventories (Note 2)	8,166
Prepaid expenses and other current assets	2,466
Total current assets	54,647
Property, plant and equipment, net (Note 3)	43,342
Goodwill	8,313
Other assets	1,106
Total assets	$107,408

Liabilities and Partners' Capital:
Current liabilities:
Book overdraft	$1,938
Accounts payable:
Trade	3,151
Related party (Note 6)	1,991
Accrued expenses (Note 5)	5,454
Environmental liabilities (Note 8)	1,531
Total current liabilities	14,065
Other long-term liabilities	794
Minority interest	6,316
Commitments and contingencies (Notes 8 and 9)
Partners' capital	86,233
Total liabilities and partners' capital	$107,408

The accompanying notes are an integral part of these consolidated financial statements.
2

Prolerized New England Company and Subsidiaries
Consolidated Statement of Operations
Year Ended August 31, 2005 (in thousands)

Net revenues	$269,041
Cost of sales	229,452
Gross profit	39,589
Selling, general, and administrative expenses	9,843
Earnings from operations	29,746

Other income (expense):
Interest income	804
Wharfage income	2,113
Interest expense	(6)
Other, net	(926)
Earnings before minority interest	31,731
Minority interest	4,494
Net income	$27,237

The accompanying notes are an integral part of these consolidated financial statements.
3

Prolerized New England Company and Subsidiaries
Consolidated Statement of Changes in Partners’ Capital
Year Ended August 31, 2005 (in thousands)

	Hugo Neu	Schnitzer Steel
	Corporation	Industries, Inc.	Total

Balances, August 31, 2004	$45,259	$45,260	$90,519
Partners' share of net income	13,619	13,618	27,237
Distributions to partners	(15,761)	(15,762)	(31,523)
Balances, August 31, 2005	$43,117	$43,116	$86,233

The accompanying notes are an integral part of these consolidated financial statements.
4

Prolerized New England Company and Subsidiaries
Consolidated Statement of Cash Flows
Year Ended August 31, 2005 (in thousands)

Cash flows from operating activities:
Net income	$27,237
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,891
LIFO reserve	(5,488)
Income attributable to minority interest	4,494
Net loss on sale of property, plant, and equipment	201
Changes in operating assets and liabilities:
Accounts receivable - trade	(708)
Accounts receivable - related party	12,453
Inventories, excluding LIFO reserves	8,079
Prepaid expenses and other current assets	(279)
Other assets	(121)
Accounts payable - trade	1,083
Accounts payable - related party	1,281
Accrued expenses and other long-term liabilities	(1,614)
Environmental liabilities	(1,054)
Net cash provided by operating activities	51,455

Cash flows from investing activities:
Capital expenditures	(12,968)
Proceeds from sale of property, plant, and equipment	28
Net cash used in investing activities	(12,940)

Cash flows from financing activities:
Book overdraft	(1,878)
Proceeds from revolving credit facility	166,528
Repayments of revolving credit facility	(166,395)
Distributions to minority interest	(6,029)
Distributions to partners	(31,523)
Net cash used in financing activities	(39,297)
Net decrease in cash and cash equivalents	(782)

Cash and cash equivalents:
Beginning of year	976
End of year	$194

Supplemental disclosure of cash flow information:
Cash paid for interest	$6

The accompanying notes are an integral part of these consolidated financial statements.
5

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

1.	Description of Business and Summary of Significant Accounting Policies

Operations
The accompanying consolidated financial statements include the accounts of Prolerized New England Company (“PNE”) and its subsidiaries, Metals Recycling LLC ("MRL"), and New England Metals Recycling LLC ("NEMR"), collectively the “JV” or the “Joint Venture.”

The Joint Venture is owned jointly by Hugo Neu Corporation and its subsidiaries (“HNC”) and Schnitzer Steel Industries Inc. (“SSI”) through its subsidiaries, collectively the “Joint Venture Partners.” The Joint Venture is primarily engaged in the purchase and processing of ferrous and nonferrous scrap metal in the North East region of the United States of America. Sales are primarily to international customers and are brokered by HNC. The Joint Venture Partners share equally in the assets and liabilities, capital contributions, and distributions as well as earnings and losses of the Joint Venture. All inter-company account balances and transactions have been eliminated in consolidation.

MRL has a 40% minority interest holder. The net assets of MRL as of August 31, 2005 were $12,558. The net assets included a payable to PNE of $25,508 as of August 31, 2005, which was eliminated in consolidation. As of August 31, 2005, minority interest was reduced by $1,837 which represented loans payable by the minority interest holder to PNE.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the reserves for accounts receivable-trade, inventories, the recoverability of long-lived assets, environmental and legal reserves, and fair value estimates used in conjunction with the Joint Venture’s testing of its recorded goodwill. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Joint Venture considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments
The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value due to the short maturity of these assets and liabilities.

Accounts Receivable and Allowance for Doubtful Accounts
In the normal course of business, the Joint Venture grants credit to customers in the form of trade accounts receivable. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Joint Venture performs ongoing credit evaluations of customers and generally does not require collateral. The allowance for doubtful accounts is the Joint Venture’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Joint Venture determines the allowance based on historical write-off experience. Management reviews the allowance for doubtful accounts monthly. Account balances are charged off against the allowance when it is probable the receivable will not be recovered. The Joint Venture does not have any off-balance sheet credit exposure related to any of its customers.

6

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

Inventories
Inventories are stated at the lower of cost or market value. Inventory costs for PNE and NEMR were determined by the last-in, first-out (“LIFO”) method. Inventory costs for MRL were determined using the average-cost method, which approximates first-in, first-out (“FIFO”) method.

Property, Plant, and Equipment
Property, plant, and equipment are recorded at cost. Depreciation of fixed assets is computed on the straight-line method over the respective useful lives of the assets. Repairs and maintenance are charged to expense in the period incurred. Expenditures that significantly improve or extend the life of an asset are capitalized. Cost and accumulated depreciation of property retired or disposed of are removed from the respective accounts, and the gain or loss, if any, is reflected properly in earnings.

Asset Impairment
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, management periodically reviews long-lived assets and intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If factors indicate that an asset should be evaluated for possible impairment, management compares estimated undiscounted future operating cash flows associated with the asset to its carrying amount. If the carrying amount of the asset is greater than undiscounted future operating cash flows, an impairment loss is recognized. The Joint Venture recorded no material impairment for the year ended August 31, 2005.

Goodwill
Goodwill represents the excess of cost of acquired companies over the fair value of their net tangible and identified intangible assets. Goodwill is initially recognized as an asset and measured as the excess of the cost of the acquired entity over the net amounts assigned to assets acquired and liabilities assumed. Intangible assets other than goodwill are recognized as an asset apart from goodwill if that asset arises from contractual or other legal rights.

The Company accounts for goodwill under the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. The provisions of SFAS 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets; (ii) require that goodwill and indefinite-lived assets be tested annually for impairment (and in interim periods if certain events occur which would impact the carrying value of such assets); and (iii) require that the Joint Venture’s operations be formally identified into reporting units for the purpose of assessing potential future impairments of goodwill. Upon adoption of SFAS 142, the Joint Venture ceased amortization of goodwill and performed its assessment of the reporting units and the initial assessment of impairment, using an approach based on performance and market multiples. Additionally, the Joint Venture performs its required annual fair value testing of recorded goodwill for the reporting units using a performance and market multiple approach. As of August 31, 2005, the Joint Venture’s assessment of the fair value of the reporting units indicated no impairment of goodwill.

7

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

Environmental Remediation Costs
The estimated future costs for known environmental remediation requirements are accrued on an undiscounted basis when it is probable that the Joint Venture has incurred a liability, and the related costs can be reasonably estimated. When only a range of remediation costs can be estimated, and when no amount within the range is better than another, the minimum amount within the range is recorded. Recoveries of environmental remediation costs from other parties are recorded as assets when collection is probable, and the amount of recoveries can be reasonably estimated.

Revenue Recognition
The Joint Venture recognizes revenue from domestic product and brokered sales upon receipt and acceptance of the materials by the customers. For international product and brokered sales, the Joint Venture recognizes revenue when the product is delivered to the common carrier, and when both title and risks of ownership have been transferred. All shipping costs billed to customers are recorded as revenues with related costs included in the determination of net revenues.

Shipping costs included in net revenues were $55,665 for the year ended August 31, 2005.

Income Taxes
Substantially all of the component entities of the Joint Venture are partnerships or limited liability companies. Accordingly, taxable income, deductions, and tax credits are passed through to and are included in the Joint Venture Partners’ respective income tax returns. However, the Joint Venture is subject to certain state and local gross receipts taxes. No provision for federal or state income taxes is included in the accompanying statement of operations.

New Accounting Pronouncements
SFAS No. 151 Inventory Costs an amendment of ARB No. 43, amends the guidance in Accounting Research Bulletins (“ARB”) No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. It requires that the company allocate fixed production overheads to the costs of conversion based on the normal capacity of the production facilities and expense certain items as period costs. This standard is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Joint Venture is in the process of assessing the impact of adopting this standard.

Concentrations of Credit Risk
Cash balances in excess of Federal Deposit Insurance Corporation (“FDIC”) limits are maintained at financial institutions that are insured by the FDIC. The Joint Venture reclassifies cash overdrafts to a current liability if the right of set-off against another account with the same institution does not exist.

For the fiscal year ended August 31, 2005, approximately 79% of net revenues are to foreign customers, and eight customers accounted for approximately 57% of net revenues.

8

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

2.	Inventories

As of August 31, 2005, inventories consisted of the following:

Processed	$12,986
Unprocessed	2,089
15,075
Less: LIFO reserve	(6,909)
$8,166

As of August 31, 2005, inventories determined by the LIFO inventory method were $1,927. If the average cost method had been used, the inventory value would have been $8,836. Accordingly, net earnings would have been $21,749 for the year ended August 31, 2005.

The production and accounting processes utilized by the Joint Venture to record inventory quantities are based on estimates which can be affected by weight, imprecision, moisture and other factors.

3.	Property, Plant and Equipment

As of August 31, 2005, property, plant and equipment consisted of the following:

	Estimated
	Useful Lives
	(Years)

Land		$2,766
Buildings	25-40	3,494
Yard improvements	7-20	10,051
Machinery and equipment	3-10	44,791
Furniture and fixtures	3-7	514
Wharfs and shiploading equipment	10-15	8,584
Construction in progress		16,732
		86,932
Less: Accumulated depreciation and amortization		(43,590)
		$43,342

As of August 31, 2005, construction in progress primarily consisted of the acquisition cost of a new shredder for PNE of $8,213, costs associated with a storm water project at MRL of $4,436, and costs being incurred for motor conversion of a shredder at MRL of $1,927.

Depreciation and amortization expense for the year ended August 31, 2005 was $5,891. Included in property, plant and equipment is $19,000 of fully depreciated assets that were in use as of August 31, 2005.

9

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

4.	Debt

PNE and MRL are co-borrowers and co-guarantors of certain debt facilities together with certain other joint ventures owned by the Joint Venture Partners. One of the affiliated joint ventures acts as the borrowing agent on behalf of PNE, MRL, and the other related co-borrowers. Collectively, the related joint ventures had no borrowings outstanding as of August 31, 2005. Interest expense is charged to the Joint Venture based on the average interest rate incurred under the joint credit agreement.

Interest is payable at (a) the higher of the base rate of interest announced by Standard Charter Bank of New York or 0.5% per annum plus the Federal Funds Rate, or (b) the London Interbank Offering Rate (“LIBOR”) plus applicable margin. The weighted average interest rate for the year ended August 31, 2005 was 4.9%. The affiliate is required to pay a commitment fee of 0.5% on the unused portion of the credit facility. The Joint Venture's receivables and inventory have been pledged as collateral. Additionally, HNC has pledged its accounts receivables as collateral. Under the joint credit agreement, the borrowing group must maintain a minimum tangible net worth, working capital, and debt-to-equity ratios. The Joint Venture Partners believe that they have the ability to refinance the credit facility upon its expiration. The Joint Venture had no borrowings as of August 31, 2005.

5.	Accrued Expenses

As of August 31, 2005, accrued expenses consisted of the following:

Accrued purchases and operating costs	$4,176
Payroll and related taxes	1,278
$5,454

6.	Related Party Transactions

During 2005, HNC brokered approximately $284,626 of gross sales for the Joint Venture and received $2,846 in commissions. All related party receivables are due from HNC as HNC brokers all export sales on behalf of the Joint Venture. In addition, HNC provides certain professional services, insurance, and retirement benefits to the Joint Venture. During the year ended August 31, 2005, the Joint Venture was allocated $1,219 in expenses associated with these benefits, which are included in selling, general, and administrative expenses. As of August 31, 2005, the Joint Venture had a net receivable from HNC of $19,093. Additionally, the related party receivables as of August 31, 2005 included $21,789 due from the affiliated joint venture that acts as the borrowing agent on behalf of the related entities owned by the Joint Venture Partners.

10

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

7.	Employee Benefit Plans

Employees of the Joint Venture participate in a defined contribution pension plan sponsored by HNC, which covers substantially all non-union employees. During the year ended August 31, 2005, the Joint Venture’s contribution to the plan was $159. Additionally, certain processing and yard union employees are covered under multi-employer union sponsored and administered pension plans. During the year ended August 31, 2005, the Joint Venture’s contributions to the multi-employer union pension plans amounted to $286.

8.	Environmental Liabilities

During the normal course of business, the Joint Venture may become a party to or the subject of various lawsuits, other legal proceedings, and claims involving environmental matters. In the process, the Joint Venture may be named as a defendant or an otherwise responsible party under the Comprehensive Environmental Response, Compensation and Liability Act (commonly known as “CERCLA” or the “Superfund Law”), as amended, and similar state laws which seek to recover from generators of waste containing hazardous substances and the cost of cleaning up sites where such waste has been disposed. Those laws provide that such generators are jointly and severally liable for the cleanup costs. From time to time, the Joint Venture is also engaged in various environmental remediation activities at sites currently or previously owned or leased. These activities have been commenced voluntarily or at the request or direction of government agencies, landlords, or other parties to remediate environmental contamination accumulated by past operations at the sites. In those proceedings involving cleanup of sites operated by third parties, although there can be no assurance, it is anticipated that in most instances, liability if any, will be apportioned among all defendants or responsible parties to the extent that all defendants or responsible parties agree to be accountable for the presence of waste containing hazardous substances at the particular disposal site.

Certain materials resulting from the operations of the Joint Venture must be handled in compliance with federal and state environmental laws and regulations. Compliance with such laws and regulations is an area of concern to the Joint Venture as questions have been raised as to whether automobile shredder residue (“ASR”), a waste by-product of the Joint Venture’s shredding operations, contains excessive concentrations of certain heavy metals, polychlorinated biphenyls (“PCBs”), and other contaminants. A 1988 Environmental Protection Agency (“EPA”) study released in 1990 concerning potential contamination in ASR indicated the potential risk depends on the constituent makeup of the ASR and management practices at the sites where the ASR is generated. The Joint Venture has implemented source control programs to identify and to reduce the sources of PCBs, lead, and certain other heavy metals in ASR. Tests of ASR generated by the Joint Venture indicate that levels of PCBs, lead, cadmium and other contaminants are generally within acceptable levels under applicable EPA and state regulations. The Joint Venture continues to evaluate additional methods of reducing contaminants in ASR. As with any business that produces significant amounts of industrial wastes, it is possible for the Joint Venture to incur additional costs if past disposal practices are no longer deemed acceptable by the EPA or state regulatory agencies. The Joint Venture does not currently anticipate such adverse rulings.

11

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

9.	Commitments and Contingencies

Operating Lease Agreements
As of August 31, 2005, the Joint Venture’s minimum lease obligations under certain long-term noncancelable operating lease agreements are as follows:

2006	$351
2007	277
2008	277
2009	277
2010	277
2011and thereafter	2,989
Total	$4,448

The Company recorded rent expense of $533 for the year ended August 31, 2005.

As of August 31, 2005 the Company ordered significant pieces of capital improvements amounting to $18,000. Currently, $8,213 is included in construction in progress related to this project.

Additionally, PNE completed a dock improvement project at its Everett, Massachusetts location in August 2003. PNE received $1,000 from the adjacent property owner to contribute to the dock project. This amount is being recognized in other income in equal annual installments. As of August 31, 2005, long-term other liabilities included $724 of the amount to be recognized into other income in future years.

Contingencies
The Joint Venture is involved in a variety of claims, lawsuits, and other disputes arising from the ordinary course of business. The Joint Venture believes that the resolution of these matters and the incurrence of the related costs and expenses should not have a material adverse effect on the Joint Venture’s financial position, results of operations, or cash flows as of and for the year ended August 31, 2005.

10.	Rental Income

The Joint Venture has signed agreements to lease certain of its facilities. As of August 31, 2005, future minimum rental income associated with these arrangements was as follows:

2006	$120
2007	120
2008	120
2009	120
2010	120
2011and thereafter	600
Total	$1,200

Rental income for the year ended August 31, 2005 was $125.
12

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

11.	Wharfage Income

In February 2001, PNE entered into an amended wharf rights agreement with a company that operated its business adjacent to PNE’s facility in Everett, Massachusetts. In accordance with the provisions of the wharf rights agreement, the company agreed to pay PNE for the right to use PNE’s wharf to unload vessels. Fees are determined annually in accordance with the wharf rights agreement. For the year ended August 31, 2005, PNE recorded other income of $2,113 in accordance with the wharf rights agreement.

12.	Subsequent Events (unaudited)

Hugo Neu Corporation Separation and Termination Agreement
On September 30, 2005, SSI, HNC and certain of their subsidiaries closed a transaction to separate and terminate their metals recycling joint venture relationships. SSI received the following as a result of the HNC joint venture separation and termination:
•
The assets and related liabilities of Hugo Neu Schnitzer Global Trade related to a trading business in parts of Russia and the Baltic region, including Poland, Denmark, Finland, Norway, and Sweden, and a non-compete agreement from HNC that bars it from buying scrap metal in certain areas in Russia and the Baltic region for a five-year period ending on June 8, 2010.

•	The joint ventures’ various interests in the New England operations that primarily operate in Massachusetts, New Hampshire, Rhode Island, and Maine.
•	Full ownership in the Hawaii metals recycling business that was previously owned 100% by HNC.
•	A payment of $36.6 million in cash, net of debt paid, subject to post-closing adjustments.

HNC received the following as result of the HNC joint venture separation and termination:
•
The joint venture operations in New York, New Jersey, and California, including the scrap processing facilities, marine terminals and related ancillary satellite sites, the interim New York City recycling contract, and other miscellaneous assets.

•	The assets and related liabilities of Hugo Neu Schnitzer Global Trade that are not related to the Russian and Baltic region trading business.

The agreement provides for potential purchase price adjustments based on the closing date working capital of the acquired Hawaii business as well as the joint ventures’ ending balances. SSI has not determined whether any purchase price adjustments will be necessary.

In accordance with SFAS 141, Business Combinations, the purchase price of the assets and liabilities acquired under the separation and termination agreement is the fair value of the joint venture interests given up as part of the exchange as well as other liabilities assumed and acquisition costs, net of cash received. As a result, the purchase price is estimated to be $165.1 million.

13

Prolerized New England Company and Subsidiaries
Notes to Consolidated Financial Statements
August 31, 2005 (in thousands)

The purchase price was allocated to tangible and intangible identifiable assets acquired and liabilities assumed based on an estimate of the respective fair values. Final valuation reports are pending from an independent third party. The excess of the aggregate purchase price over the fair value of the identifiable net assets acquired of approximately $57.8 million was recognized as goodwill. Approximately $4.0 million of goodwill existed on the joint ventures’ balance sheets prior to the separation and termination but was not shown separately in accordance with the equity method of accounting. Therefore, the total increase to goodwill related to the HNC Separation and Termination Agreement was $61.6 million.

The purchase price allocation has been prepared on a preliminary basis, and reasonable changes are expected as additional information, such as final valuation reports and any purchase price adjustments, becomes available. The following is a summary of the estimated fair values as of February 28, 2006, for the assets acquired and liabilities assumed as of the date of the acquisition (in millions):

Cash, net of debt paid	$36.6
Property, plant and equipment	26.1
Inventory	35.4
Other assets	30.3
Identified intangible assets	3.0
Liabilities	(24.1)
Goodwill	57.8
Total purchase price	$165.1

Purchase of MRL Minority Interest

On March 21, 2006, SSI purchased the forty percent minority interest in its Rhode Island metals recycling operation. The purchase price of $25.3 million reflected an adjustment for certain distributions and repayment of $1.9 million of debt owed by the sellers to SSI.

14

Hugo Neu Schnitzer Global
Trade - Baltic Operations
Financial Statements
August 31, 2005

Hugo Neu Schnitzer Global Trade - Baltic Operations
Index
August 31, 2005

Page(s)

Report of Independent Auditors

To the Members of Hugo Neu Schnitzer Global Trade LLC.:

In our opinion, the accompanying statement of financial position and the related statement of operations, changes in divisional capital and cash flows present fairly, in all material respects, the financial position of Hugo Neu Schnitzer Global Trade - Baltic Operations ("Company"), a wholly owned division of Hugo Neu Schnitzer Global Trade LLC. (“Parent”), as of August 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements reflect the financial position, results of operations, and cash flows of Hugo Neu Schnitzer Global Trade - Baltic Operations as if it were a separate entity. The financial statements have been prepared by management of the Parent using the historical basis in the assets and liabilities and historical results of operations related to the Company. Moreover, as indicated in Note 1, the Parent provides the Company with certain support services. The financial information in these financial statements may not necessarily be indicative of results that would have occurred if the Company had been a separate stand-alone entity during the year presented or of future results of the Company.

PricewaterhouseCoopers, LLP

New York, New York

March 31, 2006

1

Hugo Neu Schnitzer Global Trade - Baltic Operations
Statement of Financial Position
August 31, 2005 (in thousands)

Assets:
Current assets:
Cash and cash equivalents	$532
Accounts receivable	31,542
Other receivables	1,049
Inventories, net of reserve of $900	31,677
Prepaid expenses and other current assets (Note 4)	14
Total current assets	64,814
Total assets	$64,814

Liabilities and Divisional Capital:
Current liabilities:
Divisional debt (Note 2)	$34,373
Accounts payable:
Trade	9,334
Related parties	2,392
Accrued expenses (Note 3)	1,519
Total current liabilities	47,618
Commitments and contingencies (Note 5)
Divisional capital	17,196
Total liabilities and divisional capital	$64,814

The accompanying notes are an integral part of these financial statements.
2

Hugo Neu Schnitzer Global Trade - Baltic Operations
Statement of Operations
Year Ended August 31, 2005 (in thousands)

Net revenues	$258,424
Cost of sales	249,028
Gross profit	9,396
Allocated divisional general and administrative expenses	5,544
Income from operations	3,852
Other expenses:
Allocated divisional interest expense	1,771
Others, net	93
Total other expenses	1,864
Net income	$1,988

The accompanying notes are an integral part of these financial statements.
3

Hugo Neu Schnitzer Global Trade - Baltic Operations
Statement of Changes in Divisional Capital
Year Ended August 31, 2005 (in thousands)

Balance at August 31, 2004	$20,162
Net income	1,988
Distributions attributable to division	(4,954)
Balance at August 31, 2005	$17,196

The accompanying notes are an integral part of these financial statements.
4

Hugo Neu Schnitzer Global Trade - Baltic Operations
Statement of Cash Flows
Year Ended August 31, 2005 (in thousands)

Cash flows from operating activities:
Net income	$1,988
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(20,623)
Other receivables	(93)
Inventories	(9,414)
Prepaid expenses and other current assets	(14)
Accounts payable - trade	2,637
Accounts payable - related party	488
Accrued expenses	643
Net cash used in operating activities	(24,388)
Cash flows from financing activities:
Divisional debt	28,594
Distributions attributable to division	(4,954)
Net cash provided by financing activities	23,640
Net decrease in cash and cash equivalents	(748)
Cash and cash equivalents:
Beginning of year	1,280
End of year	$532

Supplemental disclosure of cash flow information:
Cash paid for allocated interest expense	$1,771

The accompanying notes are an integral part of these financial statements.
5

Hugo Neu Schnitzer Global Trade - Baltic Operations
Notes to Financial Statements
August 31, 2005 (in thousands)

1.	Description of Business and Summary of Significant Accounting Policies

Operations
Hugo Neu Schnitzer Global Trade -  Baltic Operations (the “Baltic Operations" or the “Company”) is a component of Hugo Neu Schnitzer Global Trade LLC. ("Parent" or “HNS GT”). HNS GT operations primarily consist of the purchase and sale of both ferrous and nonferrous metal in North America, South America, and the Baltic regions.

HNS GT is owned jointly by Hugo Neu Corporation (“HNC”) and Schnitzer Steel Industries Inc. (“SSI”), collectively the “Members.” The Members share equally in all ownership of the assets and liabilities, capital contributions, and distributions as well as earnings and losses of the Company.

Basis of Presentation
The accompanying financial statements reflect the financial position, results of operations and cash flows of the Baltic Operations as if it were a separate entity for the year ended August 31, 2005. The financial statements have been prepared by management of HNS GT using its historical basis in the assets and liabilities and historical results of operations relating to the Baltic Operations. Divisional capital was determined using allocations consistent with the separation agreement between the Members (see Note 6). Certain expenses, including interest expense on borrowings incurred by HNS GT, have been allocated to the Company based on the allocation method described below. However, the financial information included may not necessarily be indicative of results that would have occurred had the Baltic Operations been a separate stand-alone entity during the year presented or of future results of the Company.

Corporate Allocation
In preparation of these financial statements, certain allocations have been included, as described below. The financial statements do not include assets or liabilities of HNS GT or the Members not specifically related to the Baltic Operations.

The Members provide HNS GT information systems, accounting and financial reporting, facility, insurance, and other support services. The allocation of these expenses, which are generally based upon the Members assessment of the direct association of such costs to the Baltic Operations are reflected in the accompanying financial statements as allocated divisional, general, and administrative expenses. In addition, HNS GT has borrowings outstanding under a revolving credit facility. Divisional debt and divisional capital reflect the Members’ allocation of HNS GT debt and capital based on working capital assumptions and do not necessarily reflect the debt and capital necessary had the Baltic Operations been a stand-alone entity. The Members allocated interest expense to Baltic Operations based the estimated borrowings. The borrowings are collateralized by the assets of HNS GT. Management of the Members believes that the allocation methods are reasonable; however, such allocated expenses are not necessarily indicative of the expenses that would have been incurred if Baltic Operations had been a separate stand-alone entity.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the allocated

6

Hugo Neu Schnitzer Global Trade - Baltic Operations
Notes to Financial Statements
August 31, 2005 (in thousands)

divisional debt and divisional capital, allocated reserves for accounts receivable-trade and inventories. Actual results could differ from those estimates had the Baltic Operations been operating as a separate stand-alone entity.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Derivative Instruments
The Company uses derivative instruments for the purpose of reducing exposure to changes in foreign currencies. The Company accounts for derivative instruments under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Financial Instruments and Hedging Activities, as amended. Generally, the Company does not use derivative financial instruments for speculative purposes. The fair value of each derivative is recognized in the statement of financial position. Changes in the fair value of derivatives are recognized immediately in the statement of operations for derivatives that do not qualify for hedge accounting. Derivatives that qualify for hedge accounting are recognized in the line item to which the hedged item relates. As of August 31, 2005, the Company had no derivative.

The Company also invests in foreign currency futures to mitigate risks associated with sales orders. These instruments do not qualify for hedge accounting. Outstanding foreign exchange contracts are marked to market at quoted market prices as of the balance sheet date and recorded in the statement of operations. The Company realized losses of $382 related to contracts settled during the fiscal year ended August 31, 2005.

Fair Value of Financial Instruments
The carrying amounts of accounts receivable, other receivables, accounts payable, and accrued expenses approximate fair value due to the short maturity of the assets and liabilities.

Accounts Receivable and Allowance for Doubtful Accounts
In the normal course of business, the Company grants credit to customers in the form of trade accounts receivable. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company performs ongoing credit evaluations of customers and generally does not require collateral. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Company determines the allowance based on historical write-off experience. Management reviews the allowance for doubtful accounts monthly. Account balances are charged off against the allowance when it is probable the receivable will not be recovered. The Company does not have any off-balance sheet credit exposure related to any of its customers.

Accounts receivable for the Baltic Operations represent amounts due from customers specific to the geographic region of the Baltic Operations.

For the year ended August 31, 2005, six customers accounted for approximately 62% of the net revenues of the Baltic Operations.

Inventories
Inventories are stated at the lower of cost or market value. All inventory costs were valued using the average-cost method. The Company’s inventory is 100% processed and ready for sale to its

7

Hugo Neu Schnitzer Global Trade - Baltic Operations
Notes to Financial Statements
August 31, 2005 (in thousands)

customers. The process utilized by the Company to handle and record inventory is based on significant estimates which can be affected by weight, imprecision, moisture and other factors.

Inventories for the Baltic Operations represent all inventories acquired directly for the fulfillment of customer sales orders specific to the geographic region of the Baltic Operations. There have been no allocations or reclassifications of inventories for the purpose of compiling the stand-alone financial statements of the Company.

Revenue Recognition
The Company recognizes revenue from international product and brokered sales when the product is delivered to the common carrier upon which both title and risks of ownership are transferred. All shipping costs billed to customers are recorded as revenues with related costs included in the determination of net revenues.

Shipping costs included in net revenues were $65,354 for the year ended August 31, 2005.

Income Taxes
HNS GT is a limited liability company. As such, taxable income, deductions, and tax credits are passed through to and included in the Members’ respective income tax returns. However, HNS GT is subject to the New York City Unincorporated Business Tax (“UBT”) as well as certain state and local gross receipts taxes. At August 31, 2005, HNS GT had UBT net operating loss carryforwards that reduce the tax and begin to expire in 2006. Accordingly, no provision for federal or state income taxes is included in the accompanying statement of operations.

New Accounting Pronouncements
SFAS No. 151 Inventory Costs, an amendment to ARB No. 43, amends the guidance in Accounting Research Bulletins (“ARB”) 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. It requires that the company allocate fixed production overheads to the cost of conversion based on the normal capacity of the production facilities and expense certain items as period costs. This standard is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company is in the process of assessing the impact of adopting this standard.

2.	Divisional Debt

The allocated portion of divisional debt was determined based on the working capital needs of the Company on a stand-alone basis in proportion to the borrowings of HNS GT as of August 31, 2005.

HNS GT is a co-borrower and co-guarantor of certain debt facilities together with certain other joint ventures owned by the Members. One of the affiliated joint ventures acts as the borrowing agent on behalf of HNS GT and all of the co-borrowers. Collectively, the related joint ventures had no borrowings as of August 31, 2005. Interest expense is charged to HNS GT based on the average interest rate incurred under the joint credit agreement.

Interest is payable at (a) the higher of the base rate of interest announced by Standard Charter Bank of New York or 0.5% per annum plus the Federal Funds Rate, or (b) the London Interbank Offering Rate (“LIBOR”) plus applicable margin. The weighted average interest rate for the year ended August 31, 2005 was 4.9%. The affiliate is required to pay a commitment fee of 0.5% on the

8

Hugo Neu Schnitzer Global Trade - Baltic Operations
Notes to Financial Statements
August 31, 2005 (in thousands)

unused portion of the credit facility. HNS GT’s receivables and inventories have been pledged as collateral. Additionally, HNC has pledged its accounts receivable as collateral. Under the joint credit agreement, the borrowing group must maintain a minimum tangible net worth, working capital, and debt-to-equity ratios. The Members believe that they have the ability to refinance the credit facility upon its expiration.

3.	Accrued Expenses

As of August 31, 2005, accrued expenses consisted of the following:

Accrued purchases and operating costs	$519
Accrued payroll and related taxes	1,000
$1,519

4.	Related Party Transactions

Commissions of $3,238 were paid to HNC for sales for the year ended August 31, 2005. In addition, HNC provides certain professional services, insurance, and retirement benefits to HNS GT of which $1,635 was allocated. During the years ended August 31, 2005, the Baltic Operations was allocated $665 in expenses associated with these benefits, which are included in allocated divisional general and administrative expenses. Included in prepaid and other current assets is $1,049 advanced to a sales agent of the Company in order to facilitate the acquisition of inventory.

5.	Commitments and Contingencies

HNS GT is involved in a variety of claims, lawsuits, and other disputes arising in the ordinary course of business. Management of HNS GT believes that the resolution of these matters and the incurrence of their related costs and expenses should not have a material adverse effect on the Baltic Operations financial position, results of operations, or cash flows as of and for the year ended August 31, 2005.

As of August 31, 2005, the Company had $30,841 of unfulfilled sales orders from its customers. Additionally, the Company had commitments to acquire $40,904 of inventory as of August 31, 2005.

9

Hugo Neu Schnitzer Global Trade - Baltic Operations
Notes to Financial Statements
August 31, 2005 (in thousands)

6.	Subsequent Events (unaudited)

Hugo Neu Corporation Separation and Termination Agreement

Commissions of $3,238 were paid to HNC for sales for the year ended August 31, 2005 and were disputed by SSI at the date of the foregoing financial statements. The dispute was subsequently resolved by SSI.

On September 30, 2005, SSI, HNC and certain of their subsidiaries closed a transaction to separate and terminate their metals recycling joint venture relationships. SSI received the following as a result of the HNC joint venture separation and termination:
•
The assets and related liabilities of Hugo Neu Schnitzer Global Trade related to a trading business in parts of Russia and the Baltic region, including Poland, Denmark, Finland, Norway, and Sweden, and a non-compete agreement from HNC that bars it from buying scrap metal in certain areas in Russia and the Baltic region for a five-year period ending on June 8, 2010.

•	The joint ventures’ various interests in the New England operations that primarily operate in Massachusetts, New Hampshire, Rhode Island, and Maine.
•	Full ownership in the Hawaii metals recycling business that was previously owned 100% by HNC.
•	A payment of $36.6 million in cash, net of debt paid, subject to post-closing adjustments.

HNC received the following as result of the HNC joint venture separation and termination:
•
The joint venture operations in New York, New Jersey, and California, including the scrap processing facilities, marine terminals and related ancillary satellite sites, the interim New York City recycling contract, and other miscellaneous assets.

•	The assets and related liabilities of Hugo Neu Schnitzer Global Trade that are not related to the Russian and Baltic region trading business.

The agreement provides for potential purchase price adjustments based on the closing date working capital of the acquired Hawaii business as well as the joint ventures’ ending balances. SSI has not determined whether any purchase price adjustments will be necessary.

In accordance with SFAS 141, “Business Combinations,” the purchase price of the assets and liabilities acquired under the separation and termination agreement is the fair value of the joint venture interests given up as part of the exchange as well as other liabilities assumed and acquisition costs, net of cash received. As a result, the purchase price is estimated to be $165.1 million.

The purchase price was allocated to tangible and intangible identifiable assets acquired and liabilities assumed based on an estimate of the respective fair values. Final valuation reports are pending from an independent third party. The excess of the aggregate purchase price over the fair value of the identifiable net assets acquired of approximately $57.8 million was recognized as goodwill. Approximately $4.0 million of goodwill existed on the joint ventures’ balance sheets prior to the separation and termination but was not shown separately in accordance with the equity method of accounting. Therefore, the total increase to goodwill related to the HNC Separation and Termination Agreement was $61.6 million.

10

Hugo Neu Schnitzer Global Trade - Baltic Operations
Notes to Financial Statements
August 31, 2005 (in thousands)

The purchase price allocation has been prepared on a preliminary basis, and reasonable changes are expected as additional information, such as final valuation reports and any purchase price adjustments, becomes available. The following is a summary of the estimated fair values as of February 28, 2006, for the assets acquired and liabilities assumed as of the date of the acquisition (in millions):

Cash, net of debt paid	$36.6
Property, plant and equipment	26.1
Inventory	35.4
Other assets	30.3
Identified intangible assets	3.0
Liabilities	(24.1)
Goodwill	57.8
Total purchase price	$165.1

11

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY

FINANCIAL STATEMENTS

SEPTEMBER 30, 2005

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY

CONTENTS

Independent Auditors’ Report	1

Financial Statements

Balance Sheet	2-3

Income Statement	4-5

Statement of Member’s Equity	6

Statement of Cash Flows	7-8

Notes to Financial Statements	9-17

G&N **Gomez & Nishimura**
Certified Public Accountants

Independent Auditors' Report

THS Recycling LLC
dba Hawaii Metal Recycling Company:

We have audited the balance sheet of THS Recycling LLC, dba Hawaii Metal Recycling Company (the "Company") as of September 30, 2005, and the related statements of income, member's equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

This report is intended solely for the information and use of the owners and management of THS Recycling LLC, dba Hawaii Metal Recycling Company and Schnitzer Steel Industries, Inc., and is not intended to be and should not be used by anyone other than these specified parties.

Gomez & Nishimura
Certified Public Accountants

January 27, 2006

1

1314 South King Street, Suite 514, Honolulu, Hawaii 96814, Telephone 596-2885, Fax 596-2884

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
BALANCE SHEET
SEPTEMBER 30, 2005

ASSETS:
CURRENT ASSETS
Cash (Note 6)		$212,532.54
Other Receivables		85,137.31
Receivable from Affiliate - Current		371,513.48
Note Receivable - Current (Note 7)		30,035.67
Inventories (Note 2)		2,379,791.10
Prepaid Expenses		126,158.12
Scrap Purchase Advances (Note 11)		299,785.35
Insurance Recovery Receivable (Note 13)		100,000.00
Deposits		20,882.50
Total Current Assets			$3,625,836.07

FIXED ASSETS:
Property & Equipment:
Automobiles and Trucks	$184,511.96
Building	416,575.07
Construction in Progress (Note 12)	652,162.62
Land	3,579,021.10
Land Improvements	1,240,325.17
Machinery and Equipment	10,998,870.78
Office Furniture and Equipment	150,561.22
Property and Equipment, costs	17,222,027.92

Less Accumulated Depreciation and Amortization	(8,289,435.14)
Property and Equipment, net		8,932,592.78

Capitalized Leases (Note 9):
Machinery and Equipment	296,088.22
Less Accumulated Depreciation	(27,229.83)
Capitalized Leases, net		268,858.39
Total Fixed Assets			9,201,451.17

OTHER ASSETS:
Receivable from Affiliate - Non-current (Note 4)		15,758,030.28
Note Receivable - Non-current (Note 7)		47,325.67
Total Other Assets			15,805,355.95

TOTAL ASSETS			$28,632,643.19

See independent auditors’ report and accompanying notes.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
BALANCE SHEET
SEPTEMBER 30, 2005

LIABILITIES AND MEMBER'S EQUITY:

CURRENT LIABILITIES:
Accounts Payable	$797,009.16
Accrued Payroll Tax & Withholdings	51,099.34
Other Accrued Expenses and Liabilities	1,710,869.05
Capital Lease Obligation - Current (Note 9)	44,139.13
Total Current Liabilities		$2,603,116.68

LONG-TERM LIABILITIES:
Capital Lease Obligation - Non-current (Note 9)		172,409.47

OTHER LIABILITIES:
Due to Affiliate - Income Tax	7,044,529.73
Deferred Income Tax (Note 10)	785,607.47
Total Other Liabilities		7,830,137.20

TOTAL LIABILITIES		10,605,663.35

MEMBER'S EQUITY:

HNW Recycling LLC		18,026,979.84

TOTAL LIABILITIES AND MEMBER'S EQUITY		$28,632,643.19

See independent auditors’ report and accompanying notes.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
INCOME STATEMENT
NINE MONTHS ENDED SEPTEMBER 30, 2005

REVENUES:

Shredded Scrap	$14,913,294.50
Ferrous Scrap Other	9,545,330.52
Nonferrous Residue	4,002,022.95
Nonferrous Other	297,226.40
Total Revenues		$28,757,874.37

SELLING AND SHIPPING COSTS:

Selling and Shipping Expense	3,895,290.99
Shiploading Costs	1,329,443.06
Total Selling and Shipping Costs		5,224,734.05

COST OF GOODS AND EXPENSES:

Shredded Scrap	8,682,012.71
Ferrous Scrap Other	4,168,725.29
Nonferrous Residue	1,583,097.09
Nonferrous Other	178,579.81
Total Cost of Goods and Expenses		14,612,414.90

GROSS PROFIT		8,920,725.42

GENERAL AND ADMINISTRATIVE EXPENSES		1,225,719.15

OPERATING INCOME		7,695,006.27

OTHER INCOME AND EXPENSES:

Miscellaneous Income	95,885.24
Loss on Fixed Assets Disposed	(252,929.72)
Fire Loss	(126,897.40)
Barge Damages	(804,391.04)
Interest Expense	64,950.97
Interest Income	3,753.49
Green Waste - Big Island	(98,301.14)	(1,117,929.60)

See independent auditors’ report and accompanying notes.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
INCOME STATEMENT CONTINUED
NINE MONTHS ENDED SEPTEMBER 30, 2005

INCOME BEFORE INCOME TAX		6,577,076.67

Current Income Tax	2,368,584.73
Deferred Income Tax	(48,016.45)	2,320,568.28

NET INCOME		$4,256,508.39

See independent auditors’ report and accompanying notes.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
STATEMENT OF MEMBER’S EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2005

BALANCE AT 12/31/04	$13,770,471.45

NET INCOME	4,256,508.39

BALANCE AT 9/30/05	$18,026,979.84

See independent auditors’ report and accompanying notes.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
STATEMENT OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income		$4,256,508.39

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and Amortization	$561,493.95
Amortization of Loan Origination Fees	8,110.65
Non-cash Interest	(64,950.97)
Loss on Fixed Asset Disposals	252,929.72
Deferred Income Taxes	(48,016.45)
Current Income Tax due to Affiliate	2,368,584.73
Changes in operating assets and liabilities:
Receivable from Affiliates	(4,988,393.04)
Other Receivable	79,266.24
Advances to Employees	152,930.73
Inventories	(1,319,120.11)
Prepaid Expenses	47,758.20
Deposits	36,746.00
Insurance Recovery Receivable	(100,000.00)
Scrap Purchase Advances	148,163.45
Accounts Payable	(249,017.62)
Accrued Payroll Tax and Withholdings	25,934.39
Other Accrued Expenses and Liabilities	937,579.87	(2,150,000.26)

NET CASH PROVIDED BY OPERATING ACTIVITIES		2,106,508.13

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of Fixed Assets	(827,686.74)
Proceeds from Sale of Fixed Assets	101,185.48
Expenditures for Construction in Progress	(433,381.50)
Payments Received for Notes Receivable	23,260.47

See independent auditors’ report and accompanying notes.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
STATEMENT OF CASH FLOWS CONTINUED
NINE MONTHS ENDED SEPTEMBER 30, 2005

NET CASH USED BY INVESTING ACTIVITIES		(1,136,622.29)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal Payments on Mortgage Payable	(886,780.68)
Principal Payments on Capital Lease Obligations	(42,460.03)

NET CASH USED BY FINANCING ACTIVITIES		(929,240.71)

NET INCREASE IN CASH		40,645.13

CASH AT BEGINNING OF YEAR		171,887.41

CASH AT END OF YEAR		$212,532.54

Supplemental disclosure of cash flow information:

Cash paid during the year for:
Interest		$52,599.64

See independent auditors’ report and accompanying notes.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations
Hawaii Metal Recycling Company (“HMR”), previously a division of Flynn-Learner, began operations on May 1, 1991 for the primary purpose of operating a scrap metal and automobile shredder facility in the State of Hawaii. Flynn-Learner was incorporated in the state of California in September 1951 for the primary purpose of purchasing, selling and otherwise dealing in iron, steel, ferrous and non-ferrous metals. HMR operates at three locations in the State of Hawaii. Primary operations are located in Ewa, on the island of Oahu. Big Island Recycling Company (“BIR”), a division of Hawaii Metal Recycling Company was started on January 1, 1997, to conduct activities located in Hilo and Kona, on the Big Island of Hawaii. On May 23, 2005, Flynn-Learner contributed substantially all of the assets and liabilities of its metals and greenwaste recycling business, which has been conducted as HMR and BIR, to THS Recycling LLC. THS Recycling LLC was formed on April 6, 2005 under the Limited Liability Act of the State of Delaware. Immediately after the contribution described above, Flynn-Learner contributed 100% of its membership interests in THS Recycling LLC to HNW Recycling LLC, a Delaware Limited Liability Company. Hugo Neu Corporation (“HNC”) is the indirect beneficial owner of HNW Recycling LLC. Sales of HMR’s scrap are made primarily to steel mills located in Asian countries.

The following significant accounting policies have been followed in the preparation of these financial statements:

AMORTIZATION

Loan origination fees are amortized using the straight-line method over the life of the loan, which is ten years. The loan was repaid in full on September 19, 2005.

CASH FLOWS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the respective estimated useful lives of the assets.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

INCOME TAXES

Income taxes consist of taxes currently due plus deferred taxes resulting from temporary differences between income recognized for financial statement purposes verses tax purposes. Deferred taxes represent the future tax return consequences or benefits of those differences.

The Company utilizes the flow-through method of accounting for the Hawaii Capital Goods Excise Tax Credit whereby the credit is accounted for in the year in which the credit is allowed.

HMR’s federal taxable income is included in the consolidated income tax return of HNC, the indirect beneficial owner of HMR, therefore the federal income tax rate used to compute HMR’s current provision and deferred federal income taxes was estimated at 35 percent. Flynn-Learner used an apportionment formula on its Hawaii corporation income tax return for 2004, which resulted in state income taxes paid of approximately 1.5 percent of HMR’s 2004 taxable income. Thus, for the nine months ended September 30, 2005, the state income tax provision is estimated at 1.5 percent of HMR’s taxable income. Deferred state income tax was also calculated at 1.5 percent.

INVENTORIES

Inventories are valued at the lower of cost or market, using the first-in, first-out method. Cost is determined by applying full absorption cost accounting including all buying, barging, stockpiling, trucking, and production costs.

ADVERTISING

The Company expenses advertising costs as incurred, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. For the period ended September 30, 2005, there were no direct-response advertising costs. Advertising expense was $4,960.52 for the nine months ending September 30, 2005.

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

2.     INVENTORIES

As of September 30, 2005, inventories consisted of the following:

	GROSS	COST
	TONS	PER TON	TOTAL

Shredded Unprepared	607.17	$97.6498	$59,290.04
Shredded Prepared	10,500.00	165.1631	1,734,212.87
Heavy Iron Unprepared	1,402.61	107.8767	151,308.94
Heavy Iron Prepared	2,100.00	137.8593	289,504.62
Nonferrous Residue Unprepared	295.83	272.0000	80,465.76
Nonferrous Residue Prepared	36.23	524.8454	19,015.15
Nonferrous Others Unprepared	36.13	981.6964	35,468.69
Nonferrous Others Prepared	12.15	866.2576	10,525.03

	14,990.12		$2,379,791.10

3.     RETIREMENT PLAN

The Company made matching contributions of $38,896.59 to the Pension and 401(k) Savings Plan (the “HNC Plan”), sponsored by HNC, for eligible employees during January 1, 2005 through September 30, 2005. The HNC Plan allows eligible employees to elect to contribute to the HNC Plan a portion of their gross compensation (subject to federal tax law limits). In addition, the HNC Plan has a profit sharing feature under which the Company may make additional discretionary contributions to the HNC Plan, depending upon profits and/or other business factors. The HNC Plan also includes a defined contribution plan which is funded as accrued by the aggregate cost actuarial method which does not separately identify prior service cost.

On September 9, 2005, the employees of the Company ceased participation in the HNC Plan sponsored by HNC and became eligible to participate in the Metals Recycling L.L.C. Pension and 401(k) Savings Plan (the “MRL Plan”). The MRL Plan allows eligible employees to elect to contribute to the MRL Plan at least 1% and not more than 50% of their gross compensation (subject to federal tax law limits). The MRL Plan has a profit sharing feature under which the Company may make discretionary contributions to the MRL Plan, subject to federal tax law limits. The MRL Plan also includes a defined contribution plan which provides for Employer Basic Contributions to the MRL Plan on behalf of each eligible employee in an amount equal to 3 percent of the employee’s

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

compensation. The MRL also provides for Employer Supplemental Contributions to the Plan on behalf of each eligible employee in an amount equal to 3 percent of the employee’s compensation in excess of the Social Security Wage Base. For the nine months ended September 30, 2005, pension expense was $58,689.72 (not including matching contributions). The accrued contribution to the MRL Plan as of September 30, 2005 was $82,187.78, which was estimated based on the Company’s 2004 contribution to the HNC Plan.

4.     RELATED PARTY TRANSACTIONS

Included in the accompanying balance sheet is Receivable from Affiliates totaling $371,513.48 due from Hugo Neu Schnitzer East (“HNSE”) and $15,758,030.28 due from HNC, the indirect beneficial owner of HMR. In addition, the amount Due to Affiliate for income taxes allocated to HMR totaled $7,044,529.73 as of September 30, 2005.

The Company incurred $244,586.25 in sales commissions to HNC and $86,011.09 to HNSE who act as sales agents for the Company.

Employee Receivables totaling $152,927.73 at December 31, 2004 were collected during the period ended September 30, 2005.

5.     CONCENTRATIONS

For the nine months ended September 30, 2005, the Company purchased the majority of its material inventories from sources within the state of Hawaii. Total purchases from January 1, 2005 to September 30, 2005 amounted to $8,488,514.18. For the nine months ended September 30, 2005, the Company’s five largest suppliers were as follows:

Albert's Towing, Inc.	$1,213,013
Abe's Auto Recyclers	1,143,198
Covanta Honolulu Resource-H Power	911,629
Ace Iron recycling	522,313
Refrigerant Recycling Inc.	488,268
$4,278,421

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

6.     CASH IN BANK ACCOUNTS WITH OFF-BALANCE SHEET RISK

The Company had cash in accounts on deposit at a financial institution as of September 30, 2005, which exceeds $100,000.00, the maximum amount insured by the Federal Depository Insurance Corporation. Therefore, the following excess amount has an off-balance sheet risk of accounting loss:

First Hawaiian Bank #01-169998	$620,891.08
First Hawaiian Bank #01-170007	557,106.82
First Hawaiian Bank #53-015840	86,205.24

Total on Deposit at First Hawaiian Bank	1,264,203.14
Less Insured Amount	(100,000.00)

Excess	$1,164,203.14

7.     NOTE RECEIVABLE

	Current	Non-Current
Albert's Towing, Inc. and Albert Ternora;
prevailing rate of interest ("prime rate")
of The Chase Manhattan Bank, N.A., New
York; payable in equal monthly installments
of $3,000.00; secured by real property
located at 91-209 Kuhela Street, Ewa
Beach, Hawaii.	$30,035.67	$47,325.67

8.     MORTGAGE PAYABLE

The mortgage payable to First Hawaiian Bank, which was secured by the land located at James Campbell Industrial Park, 91-056 Hanua Street, Ewa, Hawaii (Tax Map Key 1-9-1-26:25), was paid off on September 19, 2005.

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

9.     CAPITAL LEASES

	Current	Non-Current
Paccar Financial; implied interest rate of
7.1357%; payable in 60 installments commencing
June 17, 2004; secured by 2005 Kenworth
Model T800 truck with Cascon Roll Off
(VIN #1NKDL09X95R079825); depreciated
value of collateral at at September 30, 2005 is
$134,370.79.	21,042.95	76,324.57

Paccar Financial; implied interest rate of
6.9635%; payable in 60 installments commencing
November 9, 2004; secured by 2005 Kenworth
Model T800 truck with Cascon Roll Off
(VIN #1NKDL09X85R106352); depreciated
value of collateral at at Septenber 30, 2005 is
$134,487.60.	23,096.18	96,084.90

	$44,139.13	$172,409.47

Under existing payment terms of capitalized leases, minimum annual payments for the five years following September 30, 2005 are as follows:

September 30, 2006	$44,139.13
September 30, 2007	47,351.43
September 30, 2008	50,776.69
September 30, 2009	57,922.18
September 30, 2010	16,359.17
$216,548.60

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

10.    INCOME TAXES

 The Company’s adjustment of financial statement to taxable income for the year ended September 30, 2005 is summarized as follows:

Net income per financial statements	$4,256,508.39

Nondeductible federal income tax	2,298,187.00
Nondeductible deferred income tax	(48,016.45)
Nondeductible portion of entertainment and meals	63,247.40
Nondeductible political contributions	38,950.00
Domestic Production Activities Deduction	(127,695.25)
Difference between tax and book basis of fixed assets sold or disposed	301,700.28
Difference between tax and book depreciation	(239,608.65)
Difference between tax and book depreciation included in ending inventory	22,976.07

Taxable Income	$6,566,248.79

Income tax expense for the nine months ended September 30, 2005 consisted of the following:

Federal:
Current	$2,298,187.00
Deferred	(44,731.30)

State:
Current	70,397.73
Deferred	(3,285.15)

Total Income Tax	$2,320,568.28

Noncurrent deferred income tax liability as of September 30, 2005 consisted of the following:

Federal	$753,322.23
State	32,285.24
Total	$785,607.47

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

Deferred income taxes as of September 30, 2005 resulted from the following timing differences between financial and tax reporting:

Depreciation Difference	$2,272,181.02
Depreciation Difference included
in Ending Inventory	(22,976.07)
Domestic Production Activities
Deduction	(64,570.48)
Deferred State Income Tax	(32,285.24)
Total	$2,152,349.23

11.    SCRAP PURCHASE ADVANCES

Occasionally, the Company pays major customers in advance for purchases of scrap metal. Included in the $299,785.35 balance at September 30, 2005 is a $137,500.00 advance to Maui Scrap Metal Co., Inc., in which the materials were subsequently received in November 2005. In addition, Cal-Pacific Hawaii, Inc. owes the Company $65,459.02, to be repaid in accordance with a Scrap Purchase Agreement dated January 20, 2005.

12.    CONSTRUCTION IN PROGRESS

Construction in Progress, totaling $652,162.62 as of September 30, 2005, consists of the following:

Nonferrous plant, estimated to cost a total of $1.5 million when completed.	$322,579.12

Mill Rheostat Project, estimated to be completed in April 2006, with no significant additional cost.	329,583.50

$652,162.62

THS RECYCLING LLC
dba HAWAII METAL RECYCLING COMPANY
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005

13.    INSURANCE RECOVERY RECEIVABLE
On May 26, 2005, a fire occurred on the Company’s premises resulting in damages to the Steinert Unit (Eddy Current Separator). The total cost to replace the unit is approximately $227,000, of which an estimated $200,000 is covered by the Company’s insurance. The policy has a $100,000 deductible, therefore included in the accompanying balance sheet is an estimated Insurance Recovery Receivable of $100,000. $50,000 of the recovery was received by the insured, Hugo Neu Corporation, in January 2006.

14.    SUBSEQUENT EVENTS

      Pursuant to a Master Agreement dated June 8, 2005, the Company was acquired by Schnitzer Steel Industries, Inc. effective October 1, 2005.

From December 2004 to September 30, 2005, the Company has incurred approximately $754,330.47 in repair costs resulting from damages made by the Company to the deck of the barge “Nohi,” which is owned by Smith Maritime. The damages occurred prior to September 30, 2005, therefore an estimated $240,000 of additional costs to complete the repairs to the Nohi barge has been accrued as of September 30, 2005. Currently, there is no agreement between the Company and Smith Maritime that provides the Company any future benefits as a result of the repair.

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)

FINANCIAL STATEMENTS

DECEMBER 31, 2004

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)

CONTENTS

Independent Auditor's Report	1

Financial Statements

Balance Sheet	2-3

Income Statement	4-5

Statement of Division Equity	6

Statement of Cash Flows	7-8

Notes to Financial Statements	9-16

G&N **Gomez & Nishimura**
Certified Public Accountants

Independent Auditor's Report

Hawaii Metal Recycling Company:

We have audited the balance sheet of Hawaii Metal Recycling Company (A Division of Flynn-Learner) as of December 31, 2004, and the related statements of income, division equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

This report is intended solely for the information and use of the owners and management of Hawaii Metal Recycling Company and Schnitzer Steel Industries, Inc., and is not intended to be and should not be used by anyone other than these specified parties.

Gomez & Nishimura

Gomez & Nishimura
Certified Public Accountants

February 7, 2006

1314 South King Street, Suite 514, Honolulu, Hawaii 96814, Telephone 596-2885, Fax 596-2884

1

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
BALANCE SHEET
DECEMBER 31, 2004

ASSETS

CURRENT ASSETS

Cash	$171,887.41
Receivable from Affiliates	11,141,150.72
Receivable from Employees	152,930.73
Other Receivables	164,403.55
Note Receivable - Current	30,042.68
Inventories	1,060,670.99
Prepaid Expenses	173,916.32
Scrap Purchase Advances	447,948.80
Deposits	57,628.50	$13,400,579.70

FIXED ASSETS

Automobiles and Trucks	199,928.19
Building	354,326.76
Construction in Progress	218,781.12
Land	3,579,021.10
Land Improvements	1,240,325.17
Machinery and Equipment	12,005,571.89
Office Furniture and Equipment	200,415.83
	17,798,370.06
Less Accumulated Depreciation and Amortization	(8,942,377.98)	8,855,992.08

OTHER ASSETS

Note Receivable - Noncurrent Portion	70,579.13
Loan Origination Fees, Net	8,110.65	78,689.78

TOTAL ASSETS		$22,335,261.56

See accountants' audit report and accompanying notes.

2

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
BALANCE SHEET
DECEMBER 31, 2004

LIABILITIES AND DIVISION CAPITAL

CURRENT LIABILITIES

Accounts Payable	$1,046,026.78
Accrued Payroll Tax & Withholdings	25,164.95
Due to Affiliate - Income Tax	4,675,945.00
Other Accrued Expenses and Liabilities	838,240.15
Mortgage Payable - Current	428,361.75
Capital Lease Obligation - Current	43,778.34	$7,057,516.97

LONG-TERM LIABILITIES

Mortgage Payable - Noncurrent	458,418.93
Capital Lease Obligation - Noncurrent	215,230.29	673,649.22

OTHER LIABILITIES

Deferred Income Tax		833,623.92

TOTAL LIABILITIES		8,564,790.11

DIVISION CAPITAL

Flynn-Learner		13,770,471.45

TOTAL LIABILITIES AND DIVISION CAPITAL		$22,335,261.56

See accountants' audit report and accompanying notes.

3

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2004

SALES

Shredded Scrap	$19,261,458.38
Ferrous Scrap Other	7,359,605.51
Nonferrous Residue	4,095,246.27
Nonferrous Other	288,138.63	$31,004,448.79

Less Selling and Shipping Expense	4,693,044.68
Less Shiploading Costs	1,499,187.36	6,192,232.04

Net Sales		24,812,216.75

COST OF GOODS AND EXPENSES

Shredded Scrap (Schedule 1)	9,062,054.87
Ferrous Scrap Other (Schedule 2)	3,244,648.15
Nonferrous Residue (Schedule 3)	1,629,488.92
Nonferrous Other (Schedule 4)	142,081.97	14,078,273.91

GROSS INCOME		10,733,942.84

GENERAL AND ADMINISTRATIVE EXPENSES (Schedule 5)		1,269,599.00

NET OPERATING INCOME		9,464,343.84

OTHER INCOME

Miscellaneous Income	315,544.29
Interest Income	925.95
Green Waste - Big Island	38,677.14	355,147.38

NET INCOME BEFORE INCOME TAX		9,819,491.22

See accountants' audit report and accompanying notes.

4

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2004

SALES

Shredded Scrap	$19,261,458.38
Ferrous Scrap Other	7,359,605.51
Nonferrous Residue	4,095,246.27
Nonferrous Other	288,138.63	$31,004,448.79

SELLING AND SHIPPING EXPENSES

Selling and Shipping Expense	4,693,044.68
Shiploading Costs	1,499,187.36	6,192,232.04

COST OF GOODS AND EXPENSES

Shredded Scrap	9,062,054.87
Ferrous Scrap Other	3,244,648.15
Nonferrous Residue	1,629,488.92
Nonferrous Other	142,081.97	14,078,273.91

GROSS PROFIT		10,733,942.84

GENERAL AND ADMINISTRATIVE EXPENSES		1,269,599.00

NET OPERATING INCOME		9,464,343.84

OTHER INCOME

Miscellaneous Income	315,544.29
Interest Income	925.95
Green Waste - Big Island	38,677.14	355,147.38

NET INCOME BEFORE INCOME TAX		9,819,491.22

Income Tax	3,335,241.00
Deferred Income Tax	162,280.38	3,497,521.38

NET INCOME		$6,321,969.84

See accountants' audit report and accompanying notes.

5

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
STATEMENT OF DIVISION EQUITY
YEAR ENDED DECEMBER 31, 2004

BALANCE AT 12/31/03	$7,448,501.61

NET INCOME	6,321,969.84

BALANCE AT 12/31/04	$13,770,471.45

See accountants' audit report and accompanying notes.

6

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
STATEMENT OF CASH FLOWS
Period Ended December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income		$6,321,969.84

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and Amortization	$638,708.22
Amortization of Loan Origination Fees	4,231.44
Increase in Receivable from Affiliates	(5,507,000.59)
Increase in Other Receivable	(38,595.02)
Increase in Advances to Employees	(152,930.73)
Decrease in Inventories	100,085.14
Decrease in Prepaid Expenses	52,436.73
Decrease in Deposits	102,257.44
Increase in Scrap Purchase Advances	(447,948.80)
Increase in Accounts Payable	677,464.72
Increase in Accrued Payroll Tax and Withholdings	6,204.85
Increase in Other Accrued Expenses and Liabilities	391,329.97
Increase in Deferred Income Tax Liability	162,280.38	(4,011,476.25)

NET CASH PROVIDED BY OPERATING ACTIVITIES		2,310,493.59

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of Fixed Assets	(1,481,193.59)
Increase in Construction in Progress	(218,781.12)
Increase in Notes Receivable	(49,336.22)

NET CASH USED BY INVESTING ACTIVITIES		(1,749,310.93)

See accountants' audit report and accompanying notes.

7

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
STATEMENT OF CASH FLOWS CONTINUED
Year Ended December 31, 2004

CASH FLOWS FROM FINANCING ACTIVITIES

Principal Payments on Mortgage Payable	(407,244.75)
Principal Payments on Note Payable - Machinery	(67,525.20)

NET CASH USED BY FINANCING ACTIVITIES		(474,769.95)

NET INCREASE IN CASH		86,412.71

CASH AT BEGINNING OF YEAR		85,474.70

CASH AT END OF YEAR		$171,887.41

Supplemental disclosure of cash flow information:

Cash paid during the year for:	$63,522.80
Interest

Noncash Investing and Finance activities:

Capitalized Leases of $263,709 were incurred when the Company entered into truck leases with Paccar Financial during the year ended December 31, 2004.

See accountants' audit report and accompanying notes.

8

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004

1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Flynn-Learner was incorporated in the state of California in September 1951 for the primary purpose of purchasing, selling and otherwise dealing in iron, steel, ferrous and non-ferrous metals. Hawaii Metal Recycling Company (“HMR”), a division of Flynn-Learner, began operations on May 1, 1991 for the primary purpose of operating a scrap metal and automobile shredder facility. HMR operates at three locations in the State of Hawaii. Primary operations are located in Ewa, on the island of Oahu. Big Island Recycling Company (BIR), a division of Hawaii Metal Recycling Company was started on January 1, 1997, to conduct activities located in Hilo and Kona, on the Big Island of Hawaii. Sales of HMR’s scrap are made primarily to Far East-based steel mills.

The following significant accounting policies have been followed in the preparation of these financial statements:

AMORTIZATION

Loan origination fees are amortized using the straight-line method over the life of the loan, which is ten years.

CASH FLOWS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciable property is depreciated using the straight-line method over the estimated useful life of the property.

INCOME TAXES

Income taxes consist of taxes currently due plus deferred taxes resulting from temporary differences between income recognized for financial statement purposes verses tax purposes. Deferred taxes represent the future tax return consequences or benefits of those differences.

The Company utilizes the flow-through method of accounting for the Hawaii Capital Goods Excise Tax Credit whereby the credit is accounted for in the year in which the credit is allowed.

9

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS CONTINUED
DECEMBER 31, 2004

The Company’s adjustment of financial statement to taxable income for the year ended December 31, 2004 is summarized as follows:

Net income per financial statements	$6,321,969.84

Nondeductible federal income tax	3,256,366.00
Nondeductible deferred income tax	162,280.38
Nondeductible portion of entertainment and meals	57,724.82
Nondeductible political contributions	11,900.00
Difference between tax and book depreciation	(533,017.59)
Difference between tax and book depreciation included in ending inventory	26,680.65

Taxable Income	$9,303,904.10

HMR’s federal taxable income is included in the consolidated income tax return of Hugo Neu Corporation, the parent of Flynn-Learner, therefore the federal income tax rate used to compute HMR’s current provision and deferred federal income taxes were estimated at 35 percent of HMR’s taxable income. Flynn-Learner uses an apportionment formula on its Hawaii corporation income tax return, therefore the current state income tax provision is based on the actual Hawaii income taxes incurred by Flynn-Learner for 2004. The state income tax rate used to provide for deferred state income tax was estimated at 1.5 percent, which was based on the actual state income taxes incurred as a percent of taxable income.

INVENTORIES

Inventories are valued at the lower of cost or market, using the first-in, first-out method of accounting. Cost is determined by applying full absorption cost accounting including all buying, barging, stockpiling, and production costs.

ADVERTISING

The Company expenses advertising costs as incurred, except for direct-response advertising, which is capitalized and amortized over its expected period of future benefits. During 2004, there were no direct-response advertising costs. Advertising expense was $17,627.33 in 2004.

10

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS CONTINUED
DECEMBER 31, 2004

ESTIMATES

The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates.

2.     INVENTORY

Inventory consists of the following:

	GROSS	COST
	TONS	PER TON	TOTAL

Shredded Unprepared	160.76	$77.6773	$12,487.40
Shredded Prepared	1,452.00	139.2516	202,193.26
Nonferrous Residue Unprepared	234.89	162.2082	38,101.09
Nonferrous Residue Prepared	102.19	574.7170	58,730.33
Nonferrous Others Unprepared	7.96	1,131.0955	9,003.52
Heavy Iron Unprepared	2,489.28	66.4107	165,314.85
Heavy Iron Prepared	5,237.14	109.7623	574,840.54

	9,684.22		$1,060,670.99

3.     RETIREMENT PLAN

The Company contributed $51,846.89 to the “Pension and 401(k) Savings Plan” (the “Plan”) for eligible employees. The Plan allows eligible employees to elect to contribute to the plan a portion of their gross salary (subject to federal tax law limits). In addition, the Plan has a profit sharing feature under which the Company has the flexibility of making additional discretionary contributions to the Plan, depending upon profits and/or other business factors. The Plan also includes a defined contribution plan which is funded as accrued by the aggregate cost actuarial method which does not separately identify prior service cost. The Company made contributions to the Plan amounting to $94,969.54, paid in March 2005 which has been charged to expense in 2004.

11

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS CONTINUED
DECEMBER 31, 2004

4.     RELATED PARTY TRANSACTIONS

Included in the accompanying balance sheet is Receivable from Affiliates totaling $429,352.00 due from Hugo Neu Schnitzer East and $10,711,798.72 due from Hugo Neu Corporation, parent of Flynn-Learner. In addition, the amount Due to Affiliate for income taxes allocated to HMR totaled $4,675,945.00 as of December 31, 2004.

The Company incurred $266,145.91 in sales commissions to Hugo Neu Corporation and $87,782.94 to Hugo Neu Schnitzer East who act as sales agents for the Company.

The receivable from employees, totaling $152,930.73 at December 31, 2004, includes $145,000.00 from a key employee.

5.     CASH IN BANK ACCOUNTS WITH OFF-BALANCE SHEET RISK

The Company has cash in accounts on deposit at a financial institution as of December 31, 2004, which exceeds $100,000.00, the maximum amount insured by the Federal Depository Insurance Corporation. Therefore, the following excess amount has an off-balance sheet risk of accounting loss:

First Hawaiian Bank #01-169998	$330,607.67
First Hawaiian Bank #01-170007	138,606.38
First Hawaiian Bank #53-015840	169,264.87

Total on Deposit at First Hawaiian Bank	638,478.92
Less Insured Amount	(100,000.00)

Excess	$538,478.92

In addition to HMR’s accounts stated above, Flynn-Learner has an account on deposit at First Hawaiian Bank for $731,414.65 at December 31, 2004.

6.     MAJOR SUPPLIERS

For the year ending December 31, 2004, the Company purchased the majority of its material inventories from sources within the state of Hawaii. Total purchases amounted to $6,703,033.04. The Company’s three largest suppliers are Albert’s Towing, Inc. ($1,053,912.82), Abe’s Auto Recyclers ($1,001,290.58), and Maui Scrap Metal Co., Inc. ($769,475.99).

12

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS CONTINUED
DECEMBER 31, 2004

7.     NOTE RECEIVABLE

	DUE WITHIN	DUE AFTER
	ONE YEAR	ONE YEAR
Albert's Towing, Inc. and Albert Ternora;
prevailing rate of interest ("prime rate")
of The Chase Manhattan Bank, N.A., New
York; payable in equal monthly installments
of $3,000.00; secured by real property
located at 91-209 Kuhela Street, Ewa
Beach, Hawaii.	$30,042.68	$70,579.13

8.     MORTGAGE PAYABLE

	DUE WITHIN	DUE AFTER
	ONE YEAR	ONE YEAR
First Hawaiian Bank, interest rate is Bank's
prime rate plus one percent; payments of
$39,303.00, due in monthly installments
through December 1, 2006; secured by land
located at James Campbell Industrial Park,
91-056 Hanua Street, Ewa, Hawaii
(Tax Map Key 1-9-1-26:25)	$428,361.75	$458,418.93

The amounts of long-term mortgage debt maturing during the next five years are as follows:

December 31, 2005	$428,361.75
December 31, 2006	458,418.93
December 31, 2007
December 31, 2008	—
December 31, 2009	—
$886,780.68

13

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS CONTINUED
DECEMBER 31, 2004

9.     CAPITAL LEASES

	DUE WITHIN	DUE AFTER
	ONE YEAR	ONE YEAR
Citicapital, 10% per annum; payments of
$6,385.03, due in 48 monthly installments through
September 20, 2004; secured by Diamond Z
Model PWT1463 Tub Grinder, Serial Number
9ES45371A14710; depreciated value of
collateral at December 31, 2004 is $173,085.88.	$1,906.60	$—

Paccar Financial; implied interest rate of
7.1357%; payable in 60 installments commencing
June 17, 2004; secured by 2005 Kenworth
Model T800 truck with Cascon Roll Off
(VIN #1NKDL09X95R079825); depreciated
value of collateral at at
December 31, 2004 is $145,673.01.	19,948.56	101,678.76

Paccar Financial; implied interest rate of
6.9635%; payable in 60 installments commencing
November 9, 2004; secured by 2005 Kenworth
Model T800 truck with Cascon Roll Off
(VIN #1NKDL09X85R106352); depreciated
value of collateral at at
December 31, 2004 is $145,392.00.	21,923.18	113,551.53

	$43,778.34	$215,230.29

Under existing payment terms of capitalized leases, minimum annual payments for the five years following December 31, 2004 are as follows:

December 31, 2005	$43,778.34
December 31, 2006	54,355.57
December 31, 2007	48,188.08
December 31, 2008	51,673.87
December 31, 2009	61,012.77
$259,008.63

14

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS CONTINUED
DECEMBER 31, 2004

10.   INCOME TAXES

Income tax expense for the year ending December 31, 2004 consists of the following:

Federal:
Current	$3,256,366.00
Deferred	231,549.34

State:
Current	78,875.00
Deferred	(69,268.96)

Total Income Tax	$3,497,521.38

Noncurrent deferred income tax liability consists of the following for the year ended December 31, 2004:

Federal	$798,053.53
State	35,570.39
Total	$833,623.92

Deferred income taxes as of December 31, 2004 resulted from the following timing differences between financial and tax reporting:

Depreciation Difference	$2,342,403.99
Depreciation Difference included in Ending Inventory	$(26,680.65)
Deferred State Income Tax	(35,570.39)
Total	$2,280,152.95

11.	SCRAP PURCHASE ADVANCES

Occasionally, the Company pays major customers in advance for purchases of scrap metal. Included in the $447,948.80 balance at December 31, 2004 is a $300,000.00 advance to Maui Scrap Metal Co., Inc. In January 2005, $25,000.00 was received against the advance and a “promissory note” for the balance of $275,000.00 was executed on March 11, 2005 between Flynn-Learner dba Hawaii Metal Recycling Company (HMR) and Maui Scrap Metal Co., Inc. (MSM). The Note bears an interest rate of 7% per annum and entitles HMR to retrieve scrap

15

HAWAII METAL RECYCLING COMPANY
(A Division of Flynn-Learner)
NOTES TO FINANCIAL STATEMENTS CONTINUED
DECEMBER 31, 2004

metal from MSM’s premises at an assigned value of $50.00 per net ton, which value is to be applied to the balance owed under the Note. The Note is due and payable in full on March 11, 2006 and is secured by equipment and scrap metal located on MSM’s premises. In July 2005, HMR received a barge for the entire balance of $275,000.00, however elected to retain only $137,500.00 against the note. Subsequently, MSM has ceased operations.

12.	CONSTRUCTION IN PROGRESS

Construction in Progress, totaling $218,781.12 as of December 31, 2004, is to construct a nonferrous plant. The estimated total cost of the nonferrous plant is $1.3 million, however no definite date for completion has been determined.

13.	SUBSEQUENT EVENTS

The HMR division of Flynn-Learner was acquired by Schnitzer Steel Industries, Inc. effective September 1, 2005.

The Company incurred approximately $643,711.54 in barge improvements from 2004 to 2005. The barge is owned by Smith Maritime. It is estimated that the total barge improvements will cost over $1.2 million and is expected to be completed by August 31, 2005.

16

SCHNITZER STEEL INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 30, 2005, Schnitzer Steel Industries, Inc. (“SSI”) and Hugo HNC's interest in Neu Corporation (“HNC”) closed a transaction to separate and terminate their metals recycling joint venture relationships. As a result of this transaction, SSI acquired Prolerized New England Company and Subsidiaries (“PNE”), Hugo Neu Schnitzer Global Trade-Baltic Operations (“HNSGT-Baltic”), entities which SSI had a prior joint venture interest in, and THS Recycling LLC, dba Hawaii Metal Recycling Company (“HMR”). PNE is a recycling operation in the Northeast United States, HNSGT-Baltic purchases metals in parts of Russia and the Baltic region, and HMR is a metals trading business in Hawaii. PNE's Subsidiary, MRL, had a 40% minority interest shareholder prior and subsequent to the transaction.

The following unaudited pro forma condensed combined financial statements and explanatory notes have been prepared to give effect to the acquisition using the purchase method of accounting. The unaudited pro forma condensed combined balance sheet as of August 31, 2005 is presented to give effect to the acquisition as if it had occurred as of that date. The unaudited pro forma condensed combined balance sheet is based on the August 31, 2005 balance sheets of PNE and HNSGT-Baltic and the September 30, 2005 balance sheet of HMR. The unaudited pro forma condensed combined statement of operations for the year ended August 31, 2005 is presented to give effect to the acquisition as if it had occurred as of September 1, 2004. The unaudited pro forma combined condensed statement of operations is based on the results of operations of PNE and HNSGT-Baltic for the year ended August 31, 2005 and the results of operations of HMR for the year ended September 30, 2005. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been reported had the acquisition occurred on those dates, nor are they necessarily indicative of future financial position or results of operations.

Under Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”), the acquisition of PNE and HNSGT-Baltic is considered a “step” acquisition as SSI had a significant joint venture interest in the acquired businesses of PNE and HNSGT-Baltic. The acquisition of HMR was not a step acquisition since SSI did not have any previous ownership interest in that business. The purchase price of the assets and liabilities acquired under the separation and termination agreement is the fair value of the joint venture interests given up as part of the exchange as well as other liabilities assumed and acquisition costs.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates of the fair market values of inventory and fixed assets. The unaudited pro forma condensed combined financial statements also include the allocation of the purchase price to the acquired assets and assumed liabilities of the acquired entities as of August 31, 2005 and September 30, 2005. The final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired and liabilities assumed.  The preliminary purchase price allocation for these entities is subject to revision as more detailed analysis is completed and additional information on the fair values of the acquired assets and assumed liabilities becomes available. Any change in the preliminary estimate of the fair value of the net assets and assumed liabilities will change the amount of the purchase price allocation, including the amount allocable to goodwill. In addition, the separation and termination agreement provides for potential purchase price adjustments based upon the closing-date working capital of HMR, as well as the joint ventures’ ending balances. SSI is in the process of determining whether any additional purchase price adjustments are necessary. Therefore, final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

1

SCHNITZER STEEL INDUSTRIES, INC.

The unaudited pro forma condensed combined financial statements are based upon the historical audited financial statements of SSI and the respective historical consolidated financial statements of the acquired entities included in this current report on Form 8-K/A. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements of SSI, related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the reports and other information SSI has on file with the Securities and Exchange Commission as well as the historical audited financial statements and related notes of HMR, HNSGT-Baltic and PNE filed with this current report on Form 8-K/A.

2

SCHNITZER STEEL INDUSTRIES, INC.
UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
AS OF AUGUST 31, 2005
(in thousands)

	Historical				Pro Forma
Assets	SSI August 31, 2005	PNE August 31, 2005	HNSGT - BALTIC August 31, 2005	HMR September 30, 2005	Adjustments			Combined
Current assets:
Cash and cash equivalents	$20,645	$194	$532	$213	$39,767	(a	)	$61,351
Accounts receivable, less allowance for doubtful accounts of $810 and $772	51,101	2,939	31,542					85,582
Accounts receivable from related parties	226	40,882		372	(5,088)	(b	)	36,392
Notes receivable - current				30				30
Inventories	106,189	8,166	31,677	2,380	6,257	(c	)	154,669
Deferred income taxes	3,247							3,247
Prepaid expenses and other	15,505	2,466	1,063	631				19,665
Total current assets	196,913	54,647	64,814	3,626	40,936			360,936

Property, plant and equipment, net	166,901	43,342		8,933	558	( d	)	219,734

Leased property under capital leases, net				269				269

Other assets:
Investment in and advances to joint venture partnerships	184,151				(177,470)	(e	)	6,681
Receivable from affiliates - non-current				15,758	(15,758)	(b	)	—
Notes receivable less current portion	1,234			47				1,281
Goodwill	151,354	8,313			50,867	(f	)	210,534
Intangibles and other	8,905	1,106			2,150	(g	)	12,161

Total Assets	$709,458	$107,408	$64,814	$28,633	$(98,717)			$811,596

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$71		$$34,373		$(34,373)	(h	)	$71
Accounts payable - trade	33,192	3,151	9,334	797				46,474
Accounts payable to related parties		1,991	2,392		(2,392)	(h	)	1,991
Accrued payroll liabilities	21,783	1,278	1,000	51				24,112
Capital lease obligations - current				44				44
Current portion of environmental liabilities	7,542	1,531						9,073
Accrued income taxes	140							140
Other accrued liabilities	8,307	6,114	519	1,711	6,300	(i	)	22,951
Total current liabilities	71,035	14,065	47,618	2,603	(30,465)			104,856

Due to affiliates - non-current				7,045	(7,045)	(h	)	—

Deferred income taxes	26,987			786				27,773

Long-term debt, less current portion	7,724							7,724

Environmental liabilities, net of current portion	15,962				2,621	(j	)	18,583

Other long-term liabilities	3,578	794						4,372

Capital lease obligations - non-current				172				172

Minority interests	4,644	6,316						10,960

Shareholders' equity:
Preferred stock--20,000 shares authorized, none issued
Class A common stock--75,000 shares $1.00 par value authorized, 22,490 and 22,022 shares issued and outstanding	22,490							22,490

Class B common stock--25,000 shares $1.00 par value authorized, 7,986 and 8,306 shares issued and outstanding	7,986							7,986
Additional paid-in capital	125,845							125,845
Capital accounts		86,233	17,196	18,027	(121,456)	(k	)	—
Retained earnings	423,178				57,628	(l	)	480,806
Accumulated other comprehensive loss:
Foreign currency translation adjustment	29							29
Total shareholders' equity	579,528	86,233	17,196	18,027	(63,828)			637,156

Total Liabilities and Shareholders' Equity	$709,458	$107,408	$64,814	$28,633	$(98,717)			$811,596

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

3

SCHNITZER STEEL INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED AUGUST 31, 2005
(in thousands, except per share amounts)

	Historical				Pro Forma
	SSI	PNE	HNSGT - BALTIC	HMR
	Year Ended August 31, 2005	Year Ended August 31, 2005	Year Ended August 31, 2005	Year Ended September 30, 2005	Adjustments				Combined
Revenues	$853,078	$269,041	$258,424	$36,509	$				$$1,417,052

Cost of goods sold	622,856	229,452	249,028	24,905		112	(m	)	1,126,353
Environmental matters and impairment charges	11,951								11,951
Selling, general, and administrative	55,291	9,843	5,544	1,544		430	(n	)	72,652

Income from wholly-owned operations	162,980	29,746	3,852	10,060		(542)			206,096

Operating income from joint ventures	69,630					(67,400)	(o	)	2,230

Operating income	232,610	29,746	3,852	10,060		(67,941)			208,327

Other expense:
Interest expense	(847)	(6)	(1,771)						(2,624)
Other expense, net	(877)	1,991	(93)	(1,029)		—			(8)

	(1,724)	1,985	(1,864)	(1,029)		—			(2,632)

Income before income taxes, minority interests and pre-acquisition interests	230,886	31,731	1,988	9,031		(67,941)			205,695

Income tax (provision)/benefits	(81,522)			(3,194)		23,779	(p	)	(60,937)

Income before minority interests	149,364	31,731	1,988	5,837		(44,162)			144,758

Minority interests, net of tax	(2,497)	(4,494)							(6,991)

Net income	$146,867	$27,237	$1,988	$5,837		$(44,162)			$137,767

Net income per share - basic:	$4.83	$—	$—	$—		$—			$4.53

Net income per share - diluted:	$4.72	$—	$—	$—		$—			$4.43

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

4

SCHNITZER STEEL INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.	Basis of Presentation

On September 30, 2005, Schnitzer Steel Industries, Inc. (the “Company”), Hugo Neu Corporation (“HNC”) and certain of their subsidiaries closed a transaction to separate and terminate their metals recycling joint venture relationships. SSI received the following as a result of the HNC joint venture separation and termination:

•
The assets and related liabilities of Hugo Neu Schnitzer Global Trade related to a trading business in parts of Russia and the Baltic region, including Poland, Denmark, Finland, Norway and Sweden, and a non-compete agreement from HNC that bars it from buying scrap metal in certain areas in Russia and the Baltic region for a five-year period ending on June 8, 2010;

•	The joint ventures’ various interests in the Northeast operations that primarily operate in Massachusetts, New Hampshire, Rhode Island and Maine;
•	Full ownership in the Hawaii metals recycling business that was previously owned 100% by HNC; and
•	A payment of $36.6 million in cash, net of debt paid, subject to post-closing adjustments.

HNC received the following as a result of the HNC joint venture separation and termination:

•
The joint venture operations in New York, New Jersey and California, including the scrap processing facilities, marine terminals and related ancillary satellite sites, the interim New York City recycling contract, and other miscellaneous assets; and

•	The assets and related liabilities of Hugo Neu Schnitzer Global Trade that are not related to the Russian and Baltic region trading business.

The unaudited pro forma condensed combined balance sheet as of August 31, 2005 is presented to give effect to the acquisition as if it had occurred as of that date. The unaudited pro forma condensed combined balance sheet is based on the August 31, 2005 balance sheets of Prolerized New England Company and Subsidiaries (“PNE”), Hugo Neu Schnitzer Global Trade-Baltic Operations (“HNSGT-Baltic”) and the September 30, 2005 balance sheet of THS Recycling LLC, dba Hawaii Metal Recycling Company (“HMR”). The unaudited pro forma condensed combined statement of operations for the year ended August 31, 2005 is presented to give effect to the acquisition as if it had occurred as of September 1, 2004. The unaudited pro forma combined condensed statement of operations is based on the results of operations of PNE and HNSGT-Baltic for the year ended August 31, 2005 and the results of operations of HMR for the year ended September 30, 2005.

In accordance with SFAS 141, “Business Combinations” (“SFAS 141”), the purchase price of the assets and liabilities acquired under the separation and termination agreement is the fair value of the joint venture interests given up as part of the exchange, liabilities assumed and acquisition costs. As a result, the purchase price is estimated to be $165.1 million, which consists of the fair value of joint venture interest given up of $160.1 million plus acquisition costs of $5.0 million. The separation and termination agreement provides for potential purchase price adjustments based upon the closing-date working capital of HMR, as well as the joint ventures’ ending balances. SSI is in the process of determining whether any purchase price adjustments are necessary.

The final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired and liabilities assumed.  The preliminary purchase price allocation for these entities is subject to revision as more detailed analysis is completed and additional information on the fair values of the acquired assets and assumed liabilities becomes available. Any change in the preliminary estimate of the fair value of the net assets and assumed liabilities will change the amount of the purchase price allocation, including the amount allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented herein.

5

SCHNITZER STEEL INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

The following is a summary of the pro forma purchase price allocation based on the estimated fair values of the acquired assets and assumed liabilities as of August 31, 2005 for PNE and HNSGT-Baltic and September 30, 2005 for HMR:

(in thousands)
Cash, net of debt paid	$40,343
Accounts receivable	17,241
Property, plant and equipment	31,162
Inventory	28,558
Other assets	12,287
Identified intangible assets	2,703
Liabilities	(22,196)
Goodwill	55,024
Total purchase price	$165,122

2.	Pro Forma Adjustments (in thousands)

The accompanying unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments:

(a)
The separation and termination agreement provided that the receivables and payables between HNC and the acquired entities related to credit facility balances at the date of acquisition would offset any cash owed to SSI. As such, cash received from HNC, net of credit facility balances from PNE and HNSGT-Baltic is as follows:

Cash per agreement	$52,351
PNE credit facility receivable from HNC	21,789
HNSGT-Baltic credit facility payable to HNC	(34,373)
Net cash received	$39,767

(b)
To eliminate related party receivables between the acquired entities and HNC and its affiliates. Accounts receivable from related parties in the amount of $22,161 is comprised of a $21,789 PNE credit facility receivable that offset cash received from HNC and a $372 HNC receivable from one of its affiliated entities, which SSI did not retain an interest in after the acquisition. Additionally, SSI no longer retained an interest in the non-current receivables from affiliate’s amount of $15,758, which represents a receivable from HNC to HMR. In addition, this adjustment includes distributions receivable from investments in joint ventures of $17,073 (See further discussion at (e) below).

(c)
To decrease the fair value of inventory by $652, based on fair value estimates as of the August 31, 2005 for PNE and HNSGT-Baltic and September 30, 2005 for HMR, offset by reversal of the PNE LIFO reserve of $6,909. The reserve was reversed in order to conform accounting policies as SSI uses the average costing method.

(d)	To increase the fair value of property, plant and equipment by $558 based on fair value estimates as of the August 31, 2005 for PNE and HNSGT-Baltic and September 30, 2005 for HMR.

6

SCHNITZER STEEL INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

(e)	To eliminate SSI’s equity investments in the joint ventures acquired and divested and to reclassify distributions receivable to accounts receivable from related parties as follows:

Investment in joint ventures:
Investment in PNE	$46,126
Investment in HNSGT-Baltic	11,799
Investment in joint ventures divested	102,472
160,397
Distributions receivable from:
Investment in PNE	$2,021
Investment in HNSGT-Baltic	2,345
Investment in joint ventures divested	12,707
17,073

Total investment in joint ventures	$177,470

(f)
To eliminate previously existing goodwill on the books of PNE of $4,157 and to record goodwill of $55,024 resulting from the acquisition. The pro forma adjustment assumes the acquisition was consummated as of August 31, 2005. The final goodwill amount may differ from the amount reflected herein due to changes in net assets of the acquired entities between August 31, 2005 and September 30, 2005.

(g)
To record an intangible asset of $2,150 related to a non-compete agreement between SSI and an agent of the HNSGT-Baltic. The non-compete agreement expires June 8, 2010 and is being amortized straight-line over the term of the agreement.

(h)
To eliminate related party payable and debt between the acquired entities and HNC and its affiliated entities. Related party current portion of division debt in the amount of $34,373 represents the HNSGT-Baltic credit facility payable to HNC that was offset against cash received under the separation and termination agreement. The $2,392 accounts payable to related parties represents an amount owed to HNC from HNSGT-Baltic and the non-current due to affiliates amount of $7,045 relates to an income tax allocation to HMR from HNC. SSI did not retain an interest in either amount after the acquisition.

(i)	To record a $6,300 accrual for estimated costs related to the acquisition.

(j)
During the second quarter of fiscal 2005, in connection with this transaction, SSI conducted an environmental due diligence investigation of PNE. As a result of the investigation, SSI identified certain environmental risks and accrued $2,621 for its share of the estimated costs to remediate these risks. As a result of the acquisition, SSI accrued an additional $2,621 as a result of the additional ownership interest acquired in PNE.

(k)	To eliminate the historical equity in the acquired entities as follows:

PNE capital accounts	$86,233
HNSGT-Baltic capital accounts	17,196
HMR capital accounts	18,027
$121,456

(l)
To record the gain on the transaction which is computed based upon the book value of the entities given-up of $102,472 as compared to the fair value of the entities acquired and cash received totaling $160,100.

(m)	To record additional depreciation expense related to the fair value adjustment to property, plant, and equipment.

7

SCHNITZER STEEL INDUSTRIES, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

(n)	To record amortization expense related to the acquisition of the non-compete agreement.

(o)	To eliminate SSI’s proportionate share of income from continuing operations of the acquired joint ventures.

(p)	To record additional income tax expense of $23,779 relating to the pro forma adjustments calculated using the statutory rate of 35%.

3.	Pro Forma Combined Net Income Per Share

Shares used to calculate unaudited pro forma combined net income per basic and diluted share were computed using SSI’s weighted average shares outstanding during the respective periods.

4.	Subsequent Event

On March 21, 2006, SSI purchased the forty percent minority interest in its Rhode Island metal recycling subsidiary. The purchase price of $25.3 million reflected an adjustment for distributions of earnings to the previous partner and repayment of $1.9 million of debt owed by the seller’s affiliates to SSI.

8